Exhibit 99.1

FOR RELEASE

More information: James Hart, 203.956.8746 (O) 203.339.2578 (M)

AFFINION GROUP, INC. ANNOUNCES RESULTS FOR THE FIRST QUARTER

ENDED MARCH 31, 2011

ACHIEVES FIRST QUARTER ADJUSTED EBITDA OF $96.2 MILLION

INCREASES TRAILING TWELVE-MONTH ADJUSTED EBITDA TO $332.0 MILLION

STAMFORD, Conn., April 29, 2011 – Affinion Group, Inc. (“Affinion” or the “Company”), a global leader in the designing, marketing and servicing of comprehensive customer engagement and loyalty solutions that enhance and extend the relationship of millions of consumers with many of the largest and most respected companies in the world, announced today its financial results for the three month period ended March 31, 2011 (“first quarter”) for both Affinion and its parent company, Affinion Group Holdings, Inc. (“Holdings”).

“We have begun 2011 on a positive note, with solid performance this quarter as evidenced by growth in both revenue and Adjusted EBITDA,” said Nathaniel J. Lipman, Affinion’s Chief Executive Officer. “This strong start to the year positions us to meet the guidance we’ve provided for 2011, though we continue to expect the majority of our growth in Adjusted EBITDA will come in the second half of the year.”

“Further, our recent merger with Webloyalty has been extremely beneficial in broadening our marketing capabilities, upgrading our technology infrastructure and in further diversifying our client relationships,” continued Lipman. “I am also quite pleased that the integration of the two companies has been progressing ahead of schedule.”

On January 14, 2011, Affinion entered into and completed a merger agreement with Webloyalty, a leading online marketing services company that provides, designs and administers online subscription loyalty solutions that offer valuable discounts, services and benefits for consumers in Europe and the United States. The merger was completed through the issuance of Holdings capital stock. Webloyalty’s business results are now being reported as part of the Company’s Membership and International products, as appropriate.

Results Highlights

Note: readers are urged to review the section entitled “Important Notes” at the end of this release for a description of certain items affecting the results, including the impact of purchase accounting from the Webloyalty transaction.

First Quarter Net Revenues

☐	Net revenues for the first quarter of 2011 were $366.9 million as compared to $343.2 million for the first quarter of 2010, reflecting an increase of 6.9%.

☐	The increase in net revenues was due to increases in all North American products net revenues, due principally to the contribution from Webloyalty and Connexions, which more than offset essentially flat International products net revenues.

First Quarter Operating Results

☐	Adjusted EBITDA (as defined in Note (d) of Table 6) was $96.2 million as compared to $82.7 million for the first quarter of 2010.

☐

Segment EBITDA for the first quarter of 2011 was $62.2 million as compared to $75.2 million for the first quarter of 2010, a decrease of $13.0 million, or 17.3%. Excluding $14.8 million in incentive-based stock compensation payments made to option holders in the quarter, Segment EBITDA would have been up 2.4% versus 2010, as the contribution from Webloyalty and

Connexions was offset by higher marketing and commissions as well as the impact of certain package contract renewals at lower, though still profitable, rates.

Segment Commentary

North America:

Membership products revenue increased $10.4 million, from $172.9 million to $183.3 million, or 6.0%, as compared to the first quarter of 2010. Net Membership revenues increased primarily due to $14.9 million in domestic revenue contributed from Webloyalty after the impacts of purchase accounting. Excluding Webloyalty, net revenues declined 2.6% as the ongoing increase in annualized revenue per average retail member was more than offset by lower retail member volumes. Membership Segment EBITDA decreased $8.1 million, from $39.6 million to $31.5 million, or 20.5%, as compared to the first quarter of 2010, primarily due to higher marketing and commission expense of $6.4 million, as well as higher general and administrative costs as part of the Webloyalty merger and related restructuring, which more than offset the $6.0 million of Segment EBITDA contributed by Webloyalty, after the impacts of purchase accounting.

Insurance and Package products revenue increased $0.1 million, from $87.8 million to $87.9 million, as compared to the first quarter of 2010 as a one-time payment from a benefit provider was offset by a higher cost of insurance driven by higher claims experience in the quarter, as well as lower revenue from the NetGain product. Insurance and Package Segment EBITDA increased $4.3 million in the first quarter, from $27.4 million to $31.7 million, or 15.7%, primarily due to lower marketing and commissions expense.

Loyalty products revenue increased $13.6 million, from $19.2 million to $32.8 million, or 70.8%, as compared to the first quarter of 2010, due to the Connexions acquisition. Loyalty Segment EBITDA increased $4.7 million in the first quarter, from $5.5 million to $10.2 million, or 85.5%, due to the Connexions acquisition.

International:

International revenue decreased $0.4 million, from $64.2 million to $63.8 million, or 0.6%, as compared to the first quarter of 2010 as the $7.4 million in revenue contributed from Webloyalty, after the impacts of purchase accounting, were more than offset by lower revenues associated with recently renewed or expired package contracts. International Segment EBITDA decreased $3.8 million, from $7.7 million to $3.9 million, or 49.4%, due primarily to the same factors that negatively affected revenue.

Selected Liquidity Data

Affinion Group, Inc.

Affinion has several debt instruments outstanding, including senior notes, senior subordinated notes, and senior secured credit facilities, which consist of a term loan facility and revolving credit facility. For a more complete description of Affinion’s debt instruments at March 31, 2011, see the note in Table 2.

On January 18, 2011, the Company declared and paid a dividend of $123.4 million to Holdings, using a combination of cash on hand and borrowings under the revolving credit facility.

On February 11, 2011, the Company obtained incremental term loans in an aggregate principal amount of $250.0 million under the Company’s amended and restated senior secured credit facility. The Company used a portion of the proceeds to pay a dividend of $200.0 million to Holdings, with the balance to be used by the Company for working capital and other corporate purposes and to fund future strategic initiatives.

At March 31, 2011, Affinion had $471.6 million outstanding under the senior notes (net of discounts and premiums), $1,115.6 million outstanding under its term loan facility, and $353.1 million outstanding under the senior subordinated notes (net of discounts).

In January 2011, the borrowing capacity of the Company’s revolving credit facility was increased by $5.0 million to a total capacity of $165.0 million. As of March 31, 2011, there were no outstanding borrowings and $158.2 million of the credit facility was available for borrowing, after giving effect to the issuance of $6.8 million in letters of credit.

At March 31, 2011, the Company had $74.2 million of unrestricted cash on hand.

Affinion Group Holdings, Inc.

In January 2011, Holdings used $123.4 million in proceeds from the Company to redeem $41.2 million in Holdings’ preferred stock, pay a $1.35 per share dividend to Holdings’ stockholders, and pay a one-time cash bonus to Holdings’ option holders of approximately $9.6 million (in addition to related transaction fees and expenses).

In February 2011, Holdings used $200.0 million in proceeds from the Company to redeem the remaining amount of Holdings’ preferred stock, pay a $1.50 per share dividend to Holdings stockholders, and pay a one-time cash bonus to certain of Holdings’ option holders of approximately $5.2 million (in addition to related transaction fees and expenses).

At March 31, 2011, Holdings had $136.1 million of unrestricted cash on hand.

Historically, the business results for Affinion and Holdings have been substantially similar, particularly with respect to revenue and Adjusted EBITDA. Results for Holdings have been included as an addendum to this release in Tables 7-11.

Call-In Information

Affinion will hold an informational call to discuss the results for the three-month period ended March 31, 2011 at 10:00 am (EDT) on Friday, April 29, 2011. The conference call will be broadcast live and can be accessed by dialing 1-866-394-8483 (domestic) or 1-706-758-1455 (international) and entering passcode 61003598. Interested parties should call at least ten (10) minutes prior to the call to register. The Company will also provide an on-line Web simulcast of its conference call at www.affinion.com/ir. A telephonic replay of the call will be available through midnight (EDT) May 3, 2011 by dialing 1-800-642-1687 (domestic) or 1-706-645-9291 (international) and entering passcode 61003598.

Important Notes

The transaction with Webloyalty has resulted in certain adjustments related to purchase accounting, which has affected the revenue and Segment EBITDA contributed from Webloyalty. For example, because Webloyalty’s deferred revenues were reduced as a result of purchase accounting, the net revenues recognized by the Company are less than they otherwise would have been. The effect of these purchase accounting adjustments on the Company’s aggregate first quarter results was to decrease net revenues and Segment EBITDA by $13.3 million and $11.2 million, respectively.

The information presented in this release is a comparison of the unaudited consolidated results of operations for the three month period ended March 31, 2011 to the unaudited consolidated results of operations for the three month period ended March 31, 2010.

About Affinion Group

As a global leader with more than 35 years of experience, Affinion Group enhances the value of its partners’ customer relationships by developing and marketing loyalty solutions. Leveraging its expertise in customer engagement, product development and targeted marketing, Affinion provides programs in subscription-based lifestyle services, personal protection, insurance and other areas to help generate increased customer loyalty and significant incremental revenue for more than 5,550 marketing partners worldwide, including many of the largest and most respected companies in financial services, retail, travel, and Internet commerce. Based in Stamford, Conn., the company has approximately 3,900 employees throughout the United States and in 12 other countries, primarily in Europe, and markets in 16 countries globally. Affinion holds the prestigious ISO 27001 certification for the highest information security practices, is PCI compliant and Cybertrust certified. For more information, visit www.affinion.com.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (SEC) in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, Affinion’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2011 and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this press release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on the Company’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, the Company’s substantial leverage, restrictions contained in its debt agreements, its inability to compete effectively, and other risks identified and discussed from time to time in Affinion’s reports filed with the SEC, including Affinion’s most recent Annual Report on Form 10-K. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events or circumstances.

Financial Tables and Other Data Follow

  TABLE 1

AFFINION GROUP HOLDINGS, INC.

AFFINION GROUP, INC.

UNAUDITED SUPPLEMENTAL DATA FOR

SELECTED BUSINESS SEGMENTS

The following table provides data for selected business segments.

Subscriber and insured amounts in thousands, except dollars and percentages.

	Three Months Ended March 31,
	2011	2010
Global Average Subscribers, excluding Basic Insureds	47,766	43,483
Annualized Net Revenue per Global Average Subscriber, excluding Basic Insureds(1)	$28.55	$28.87

Global Membership Subscribers (2)
Average Global Retail Subscribers (3)	11,437	10,621
Annualized Net Revenue Per Average Subscriber (1)	$79.72	$71.95

Global Package Subscribers and Wholesale (4)
Average Global Package Subscribers and Wholesale (3)	31,985	28,392
Annualized Net Revenue per Average Global Package Subscriber (1)	$6.36	$8.05

Global Insureds
Average Supplemental Insureds (3)	4,344	4,470
Annualized Net Revenue Per Supplemental Insured (1)	$57.22	$58.78

Global Average Subscribers, including Basic Insureds	70,100	66,517

(1)

Annualized Net Revenue Per Global Average Subscriber and Annualized Net Revenue Per Supplemental Insured are each calculated by taking the revenues as reported for the period and dividing it by the average subscribers or insureds, as applicable, for the period. Quarterly periods are then multiplied by four to annualize this amount for comparative purposes. Upon cancellation of a subscriber or insured, as applicable, the subscriber’s or insured’s, as applicable, revenues are no longer recognized in the calculation.

(2)

Global Membership Subscribers is comprised of the former “Global Membership Products: Average Retail Members including wholesale formerly retail and other” as well as “Affinion International: Other Retail Membership” line items presented in our prior press releases.

(3)

Average Global Subscribers and Average Supplemental Insureds for the period are each calculated by determining the average subscribers or insureds, as applicable, for each month (adding the number of subscribers or insureds, as applicable, at the beginning of the month with the number of subscribers or insureds, as applicable, at the end of the month and dividing that total by two) for each of the months in the period and then averaging that result for the period. A subscriber’s or insured’s, as applicable, account is added or removed in the period in which the subscriber or insured, as applicable, has joined or cancelled.

(4)

Global Package Subscribers and Wholesale is comprised of the former “Affinion North America: Package”, “Affinion North America: Membership Products Wholesale (excluding the portion for service formerly retail and other)” and “Affinion International: Package” line items presented in our prior press releases.

      TABLE 2

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2011 AND DECEMBER 31, 2010

(In millions, except share amounts)

	March 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$74.2	$121.1
Restricted cash	35.0	35.3
Receivables (net of allowances for doubtful accounts of $1.2 and $1.2, respectively)	143.5	119.3
Receivables from related parties	6.3	6.1
Profit-sharing receivables from insurance carriers	84.2	75.0
Prepaid commissions	57.9	58.0
Income taxes receivable	2.3	2.8
Other current assets	89.1	65.9

Total current assets	492.5	483.5
Property and equipment, net	120.0	113.4
Contract rights and list fees, net	25.9	25.9
Goodwill	632.8	402.7
Other intangibles, net	460.2	410.6
Receivables from related parties	—	—
Other non-current assets	79.5	79.1

Total assets	$1,810.9	$1,515.2

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$11.6	$9.1
Accounts payable and accrued expenses	438.8	367.3
Payables to related parties	33.5	17.3
Deferred revenue	173.3	163.9
Income taxes payable	4.9	2.8

Total current liabilities	662.1	560.4
Long-term debt	1,930.0	1,685.2
Deferred income taxes	59.1	54.2
Deferred revenue	20.4	21.0
Other long-term liabilities	57.5	59.3

Total liabilities	2,729.1	2,380.1

Commitments and contingencies

Deficit:
Common stock and additional paid-in capital, $0.01 par value, 1,000 shares authorized, 100 shares issued and outstanding	145.2	172.1
Accumulated deficit	(1,075.8)	(1,047.8)
Accumulated other comprehensive income	12.0	9.5

Total Affinion Group, Inc. deficit	(918.6)	(866.2)
Non-controlling interest in subsidiary	0.4	1.3

Total deficit	(918.2)	(864.9)

Total liabilities and deficit	$1,810.9	$1,515.2

Note: The information presented in these press release tables 1-6 reflects the financial statement data and the results of operations of Affinion Group, Inc. (“Affinion”) and its consolidated subsidiaries as of the dates indicated above and does not include the $325.0 million senior notes incurred in October 2010 by Affinion Group Holdings, Inc., as described in the Liquidity and Capital Resources section of the Form 10-K filed for the fiscal year ended December 31, 2010. As part of the financing for the Apollo Transactions, Affinion (a) issued $270.0 million in principal amount of 10 1/8% senior notes maturing on October 15, 2013 ($266.4 million net of discount), (b) entered into senior secured credit facilities consisting of a term loan facility in the principal amount of $860.0 million and a revolving credit facility in an aggregate amount of up to $100.0 million, and (c) entered into a senior subordinated bridge loan facility in the principal amount of $383.6 million. On April 26, 2006, $349.5 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from a private offering of $355.5 million aggregate principal amount of 11 1/2% senior subordinated notes maturing on October 15, 2015. Subsequently, on May 3, 2006, the remaining $34.1 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from another private offering of $34.0 million aggregate principal amount of 10 1/8% senior notes maturing on October 15, 2013. The senior notes were issued as additional notes under the indenture dated as of October 17, 2005. On June 5, 2009, Affinion issued $150.0 million of new 10 1/8% senior notes maturing on October 15, 2013 ($136.5 million net of discount) in a private placement transaction. On April 9, 2010, Affinion entered into a $1.0 billion amended and restated senior secured credit facility consisting of a five-year $125.0 million revolving loan facility and an $875.0 million term loan facility maturing in six and a half years. The net proceeds of the term loan facility were used in part to refinance our existing senior secured credit facility, with the remainder intended to be used for working capital and other general corporate purposes, including permitted acquisitions, such as Connexions, and investments. In November 2010, Affinion issued 7.875% senior notes and utilized the net proceeds to redeem the 10 1/8% senior notes issued in 2005, 2006 and 2009. On February 11, 2011, Affinion obtained incremental term loans in an aggregate principal amount of $250.0 million under Affinion’s amended and restated senior secured credit facility. Affinion used a portion of the proceeds to pay a dividend of $200.0 million to Holdings, with the balance to be used for working capital and other corporate purposes and to fund future strategic initiatives.

      TABLE 3

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010

(In millions)

	For the Three Months Ended
	March 31, 2011	March 31, 2010
Net revenues	$366.9	$343.2

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	143.9	138.7
Operating costs	108.0	93.9
General and administrative	52.8	35.4
Depreciation and amortization	49.9	48.5

Total expenses	354.6	316.5

Income from operations	12.3	26.7
Interest income	0.2	3.5
Interest expense	(35.8)	(37.7)
Other expense, net	—	(1.8)

Loss before income taxes and non-controlling interest	(23.3)	(9.3)
Income tax expense	(4.5)	(3.2)

Net loss	(27.8)	(12.5)
Less: net income attributable to non-controlling interest	(0.2)	(0.3)

Net loss attributable to Affinion Group, Inc.	$(28.0)	$(12.8)

      TABLE 4

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010

(In millions)

	For the Three Months Ended
	March 31, 2011	March 31, 2010
Operating Activities
Net loss	$(27.8)	$(12.5)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	49.9	48.5
Amortization of favorable and unfavorable contracts	(0.3)	(0.6)
Amortization of debt discount and financing costs	2.0	2.5
Unrealized loss on interest rate swaps	0.6	4.4
Unrealized foreign currency transaction loss	—	1.9
Share-based compensation	2.8	2.2
Interest accretion on held-to-maturity debt securities	—	(2.0)
Deferred income taxes	2.5	9.5
Net change in assets and liabilities:
Restricted cash	(0.1)	(0.7)
Receivables	(17.7)	—
Receivables from and payables to related parties	(3.0)	(1.8)
Profit-sharing receivables from insurance carriers	(9.1)	(11.3)
Prepaid commissions	0.3	0.4
Other current assets	(7.6)	4.7
Contract rights and list fees	(1.5)	0.7
Other non-current assets	3.2	(5.7)
Accounts payable and accrued expenses	10.9	41.3
Deferred revenue	5.7	(8.9)
Income taxes receivable and payable	1.8	(8.1)
Other long-term liabilities	(2.5)	(3.3)
Other, net	(1.9)	2.7

Net cash provided by operating activities	8.2	63.9

Investing Activities
Capital expenditures	(13.2)	(9.8)
Restricted cash	1.1	(0.7)
Acquisition-related payments, net of cash acquired	—	(37.5)
Cash acquired with acquisition	26.1	—
Other investing activity	—	(1.0)

Net cash provided by (used in) investing activities	14.0	(49.0)

Financing Activities
Proceeds from new borrowings	250.0	—
Principal payments on borrowings	(2.9)	(19.7)
Financing costs	(5.4)	—
Repurchase of employee equity award of a subsidiary	(3.5)	—
Return of capital to parent company	(323.2)	(3.8)
Receivables from and payables to parent company	16.1	—
Distribution to non-controlling interest of a subsidiary	(1.1)	—

Net cash used in financing activities	(70.0)	(23.5)

Effect of changes in exchange rates on cash and cash equivalents	0.9	(2.8)

Net decrease in cash and cash equivalents	(46.9)	(11.4)
Cash and cash equivalents, beginning of period	121.1	69.8

Cash and cash equivalents, end of period	$74.2	$58.4

Supplemental Disclosure of Cash Flow Information:
Interest payments	$15.6	$8.4

Income tax payments, net of refunds	$0.2	$1.5

      TABLE 5

AFFINION GROUP, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net revenues			Segment EBITDA (1)
	For the Three Months Ended			For the Three Months Ended
	March 31, 2011	March 31, 2010	Increase (Decrease)	March 31, 2011	March 31, 2010	Increase (Decrease)
Affinion North America
Membership products	$183.3	$172.9	$10.4	$31.5	$39.6	$(8.1)
Insurance and package products	87.9	87.8	0.1	31.7	27.4	4.3
Loyalty products	32.8	19.2	13.6	10.2	5.5	4.7
Eliminations	(0.9)	(0.9)	—	—	—	—

Total North America	303.1	279.0	24.1	73.4	72.5	0.9
Affinion International
International products	63.8	64.2	(0.4)	3.9	7.7	(3.8)

Total products	366.9	343.2	23.7	77.3	80.2	(2.9)
Corporate	—	—	—	(15.1)	(5.0)	(10.1)

Total	$366.9	$343.2	$23.7	62.2	75.2	(13.0)

Depreciation and amortization				(49.9)	(48.5)	(1.4)

Income from operations				$12.3	$26.7	$(14.4)

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 6 for a discussion of Segment EBITDA.

      TABLE 6

AFFINION GROUP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions, except ratios)

Set forth below is a reconciliation of our consolidated net cash provided by operating activities for the twelve months ended March 31, 2011 and the three months ended March 31, 2011 and 2010 to our Adjusted EBITDA.

	For the Twelve Months Ended March 31,	For the Three Months Ended March 31,
	2011(a)	2011	2010
Net cash provided by operating activities	$66.1	$8.2	$63.9
Interest expense, net	147.9	35.7	34.2
Income tax expense	14.1	4.5	3.2
Amortization of favorable and unfavorable contracts	1.9	0.3	0.6
Amortization of debt discount and financing costs	(10.1)	(2.0)	(2.5)
Unrealized gain (loss) on interest rate swaps	0.9	(0.6)	(4.4)
Deferred income taxes	—	(2.5)	(9.5)
Interest accretion on held-to-maturity debt securities	4.0	—	2.0
Payment received for assumption of loyalty points program liability	(6.5)	—	—
Changes in assets and liabilities	40.1	21.5	(10.0)
Effect of the Apollo Transactions, reorganizations, certain legal costs and net cost savings (b)	43.4	14.5	(0.4)
Other, net (c)	30.2	16.6	5.6

Adjusted EBITDA, excluding Connexions and Webloyalty (d)(e)	332.0	$96.2	$82.7

Effect of the Connexions and Webloyalty acquisitions (f)	83.9

Adjusted EBITDA, including Connexions and Webloyalty (g)	$415.9

(a)

Represents consolidated financial data for the year ended December 31, 2010, minus consolidated financial data for the three months ended March 31, 2010, plus consolidated financial data for the three months ended March 31, 2011.

(b)	Eliminates the effect of the Apollo Transactions and purchase accounting related to the Webloyalty acquisition, legal costs for certain legal matters and costs associated with severance incurred.
(c)

Eliminates (i) net changes in certain reserves, (ii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iii) the loss from an investment accounted for under the equity method, (iv) costs related to acquisitions and (v) consulting fees paid to Apollo.

(d)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or an indicator of operating performance.

(e)

Adjusted EBITDA, excluding Connexions and Webloyalty, does not give pro forma effect to our acquisition of (i) Connexions that was completed in the third quarter of 2010 and (ii) Webloyalty that was completed in the first quarter of 2011. However, we do make such accretive pro forma adjustments for Connexions and Webloyalty as if such acquisitions had occurred on April 1, 2010 in calculating the Adjusted EBITDA under the amended and restated senior secured credit facility and the indentures governing our 7.875% senior notes and senior subordinated notes.

(f)	Gives effect to the completion of the Connexions and Webloyalty acquisitions as if they had occurred on April 1, 2010.
(g)

Adjusted EBITDA, including Connexions and Webloyalty, gives pro forma effect to our acquisition of Connexions that was completed in the third quarter of 2010 and our acquisition of Webloyalty that was completed in the first quarter of 2011, as if such acquisitions had occurred on April 1, 2010.

  TABLE 6 - cont’d

Set forth below is a reconciliation of our consolidated net loss attributable to Affinion Group, Inc. for the twelve months ended March 31, 2011 and the three months ended March 31, 2011 and 2010 to our Adjusted EBITDA.

	For the Twelve Months Ended March 31, 2011(a)	For the Three Months Ended March 31,

		2011	2010
Net loss attributable to Affinion Group, Inc.	$(157.8)	$(28.0)	$(12.8)
Interest expense, net	147.9	35.7	34.2
Income tax expense	14.1	4.5	3.2
Non-controlling interest	0.9	0.2	0.3
Other (income) expense, net	(0.1)	(0.1)	1.8
Loss on extinguishment of debt	37.0	—	—
Depreciation and amortization	196.6	49.9	48.5
Effect of the Apollo Transactions, reorganizations, and non-recurring revenues and gains (b)	6.5	10.7	(1.7)
Certain legal costs (c)	26.8	0.8	0.8
Net cost savings (d)	10.1	3.0	0.5
Other, net (e)	50.0	19.5	7.9

Adjusted EBITDA, excluding Connexions and Webloyalty (f)(g)	332.0	$96.2	$82.7

Effect of the Connexions and Webloyalty acquisitions (h)	83.9

Adjusted EBITDA, including Connexions and Webloyalty (i)	$415.9

Interest coverage ratio (j)	2.29
Consolidated leverage ratio (k)	4.56
Fixed charge coverage ratio (l)	2.71

(a)

Represents consolidated financial data for the year ended December 31, 2010, minus consolidated financial data for the three months ended March 31, 2010, plus consolidated financial data for the three months ended March 31, 2011.

(b)

Effect of the Apollo Transactions, reorganizations, and non-recurring revenues and gains - represents the elimination of the effect of the Apollo Transactions and purchase accounting related to the Webloyalty acquisition.

(c)	Certain legal costs - represents the elimination of legal costs for certain legal matters.
(d)	Net costs savings - represents the elimination of costs associated with severance incurred.
(e)

Other, net - represents the elimination of: (i) net changes in certain reserves, (ii) share-based compensation expense, including payments to option holders, (iii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) costs related to acquisitions, (vi) consulting fees paid to Apollo and (vii) facility exit costs.

(f)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or an indicator of operating performance.

(g)

Adjusted EBITDA, excluding Connexions and Webloyalty, does not give pro forma effect to our acquisition of (i) Connexions that was completed in the third quarter of 2010 and (ii) Webloyalty that was completed in the first quarter of 2011. However, we do make such accretive pro forma adjustments for Connexions and Webloyalty as if such acquisitions had occurred on April 1, 2010 in calculating the Adjusted EBITDA under the amended and restated senior secured credit facility and the indentures governing our 7.875% senior notes and senior subordinated notes.

(h)	Gives effect to the completion of the Connexions and Webloyalty acquisitions as if they had occurred on April 1, 2010.
(i)

Adjusted EBITDA, including Connexions and Webloyalty, gives pro forma effect to our acquisition of Connexions that was completed in the third quarter of 2010 and our acquisition of Webloyalty that was completed in the first quarter of 2011, as if such acquisitions had occurred on April 1, 2010.

(j)

The interest coverage ratio is defined in our amended and restated senior secured credit facility (Adjusted EBITDA, as defined, to interest expense, as defined). The interest coverage ratio must be greater than 1.75 to 1.0 at March 31, 2011.

(k)

The consolidated leverage ratio is defined in our amended and restated senior secured credit facility (total debt, as defined to Adjusted EBITDA, as defined). The consolidated leverage ratio must be less than 6.75 to 1.0 at March 31, 2011.

(l)

The fixed charge coverage ratio is defined in the indentures governing our 7.875% senior notes and our senior subordinated notes (consolidated cash flows, as defined, which is equivalent to Adjusted EBITDA ( as defined in our amended and restated senior secured credit facility) to fixed charges, as defined). The calculation of fixed charges excludes the amortization of deferred financing costs associated with the amendment and restatement of our credit facility on April 9, 2010.

Set forth below is a reconciliation of our consolidated net loss for the twelve months ended March 31, 2011 and the three months ended March 31, 2011 and 2010 to our Segment EBITDA

	For the Twelve Months Ended March 31, 2011(a)	For the Three Months Ended March 31,

		2011	2010
Net loss attributable to Affinion Group, Inc.	$(157.8)	$(28.0)	$(12.8)
Interest expense, net	147.9	35.7	34.2
Income tax expense	14.1	4.5	3.2
Non-controlling interest	0.9	0.2	0.3
Other (income) expense, net	(0.1)	(0.1)	1.8
Loss on extinguishment of debt	37.0	—	—
Depreciation and amortization	196.6	49.9	48.5

Segment EBITDA	$238.6	$62.2	$75.2

(a)

Represents consolidated financial data for the year ended December 31, 2010, minus consolidated financial data for the three months ended March 31, 2010 plus consolidated financial data for the three months ended March 31, 2011.

      TABLE 7

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2011 AND DECEMBER 31, 2010

(In millions, except share amounts)

	March 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$136.1	$164.2
Restricted cash	35.0	35.3
Receivables (net of allowances for doubtful accounts of $1.2 and $1.2, respectively)	143.5	119.3
Receivables from related parties	6.4	6.1
Profit-sharing receivables from insurance carriers	84.2	75.0
Prepaid commissions	57.9	58.0
Income taxes receivable	2.3	2.8
Other current assets	89.3	66.1

Total current assets	554.7	526.8
Property and equipment, net	120.0	113.4
Contract rights and list fees, net	25.9	25.9
Goodwill	632.8	402.7
Other intangibles, net	460.2	410.6
Other non-current assets	85.7	85.5

Total assets	$1,879.3	$1,564.9

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$11.6	$9.1
Accounts payable and accrued expenses	459.0	379.9
Payables to related parties	3.1	2.7
Deferred revenue	173.3	163.9
Income taxes payable	4.9	2.8

Total current liabilities	651.9	558.4
Long-term debt	2,250.8	2,005.7
Deferred income taxes	59.1	54.2
Deferred revenue	20.4	21.0
Mandatorily redeemable preferred stock	—	39.8
Other long-term liabilities	57.5	59.3

Total liabilities	3,039.7	2,738.4

Commitments and contingencies
Deficit:
Common stock, $0.01 par value, 350,000,000 shares authorized, 85,002,799 and 59,908,103 shares issued and 84,789,139 and 59,696,488 shares outstanding	0.8	0.6
Additional paid-in capital	112.6	56.3
Warrants	16.7	16.7
Accumulated deficit	(1,301.8)	(1,256.8)
Accumulated other comprehensive income	12.0	9.5
Treasury stock, at cost, 213,660 and 211,615 shares	(1.1)	(1.1)

Total Affinion Group Holdings, Inc. deficit	(1,160.8)	(1,174.8)
Non-controlling interest in subsidiary	0.4	1.3

Total deficit	(1,160.4)	(1,173.5)

Total liabilities and deficit	$1,879.3	$1,564.9

      TABLE 8

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010

(In millions)

	For the Three Months Ended
	March 31, 2011	March 31, 2010
Net revenues	$366.9	$343.2

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	143.9	138.7
Operating costs	108.0	93.9
General and administrative	52.9	35.5
Depreciation and amortization	49.9	48.5

Total expenses	354.7	316.6

Income (loss) from operations	12.2	26.6
Interest income	0.2	—
Interest expense	(46.3)	(45.3)
Loss on extinguishment of debt	(6.5)	—
Other income (expense), net	0.1	(1.8)

Loss before income taxes and non-controlling interest	(40.3)	(20.5)
Income tax expense	(4.5)	(3.2)

Net loss	(44.8)	(23.7)
Less: net income attributable to non-controlling interest	(0.2)	(0.3)

Net loss attributable to Affinion Group Holdings, Inc.	$(45.0)	$(24.0)

      TABLE 9

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010

(In millions)

	For the Three Months Ended
	March 31, 2011	March 31, 2010
Operating Activities
Net loss	$(44.8)	$(23.7)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	49.9	48.5
Amortization of favorable and unfavorable contracts	(0.3)	(0.6)
Amortization of debt discount and financing costs	2.5	3.0
Preferred stock dividend and accretion	0.4	1.1
Loss on redemption of preferred stock	6.5	—
Unrealized loss on interest rate swaps	0.6	0.7
Unrealized foreign currency transaction loss	—	1.9
Share-based compensation	2.8	2.2
Deferred income taxes	2.5	9.5
Net change in assets and liabilities:
Restricted cash	(0.1)	(0.7)
Receivables	(17.7)	—
Receivables from and payables to related parties	—	(0.2)
Profit-sharing receivables from insurance carriers	(9.1)	(11.3)
Prepaid commissions	0.3	0.4
Other current assets	(7.6)	4.7
Contract rights and list fees	(1.5)	0.7
Other non-current assets	3.2	(5.7)
Accounts payable and accrued expenses	17.5	47.2
Deferred revenue	5.7	(8.9)
Income taxes receivable and payable	1.8	(8.1)
Other long-term liabilities	(2.5)	(3.3)
Other, net	(1.8)	2.7

Net cash provided by operating activities	8.3	60.1

Investing Activities
Capital expenditures	(13.2)	(9.8)
Restricted cash	1.1	(0.7)
Acquisition-related payments, net of cash acquired	—	(37.5)
Cash acquired with acquisition	26.1	—
Other investing activity	—	(1.0)

Net cash provided by (used in) investing activities	14.0	(49.0)

Financing Activities
Proceeds from new borrowings	250.0	—
Principal payments on borrowings	(2.9)	(19.7)
Return of capital	(241.6)	—
Financing costs	(5.6)	—
Redemption of preferred stock	(46.6)	—
Repurchase of employee equity award of a subsidiary	(3.5)	—
Distribution to non-controlling interest of a subsidiary	(1.1)	—

Net cash used in financing activities	(51.3)	(19.7)

Effect of changes in exchange rates on cash and cash equivalents	0.9	(2.8)

Net decrease in cash and cash equivalents	(28.1)	(11.4)
Cash and cash equivalents, beginning of period	164.2	69.8

Cash and cash equivalents, end of period	$136.1	$58.4

Supplemental Disclosure of Cash Flow Information:
Interest payments	$15.6	$12.2

Income tax payments, net of refunds	$0.2	$1.5

      TABLE 10

AFFINION GROUP HOLDINGS, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net revenues			Segment EBITDA (1)
	For the Three Months Ended		Increase (Decrease)	For the Three Months Ended		Increase (Decrease)
	March 31, 2011	March 31, 2010		March 31, 2011	March 31, 2010
Affinion North America
Membership products	$183.3	$172.9	$10.4	$31.5	$39.6	$(8.1)
Insurance and package products	87.9	87.8	0.1	31.7	27.4	4.3
Loyalty products	32.8	19.2	13.6	10.2	5.5	4.7
Eliminations	(0.9)	(0.9)	—	—	—	—

Total North America	303.1	279.0	24.1	73.4	72.5	0.9
Affinion International
International products	63.8	64.2	(0.4)	3.9	7.7	(3.8)

Total products	366.9	343.2	23.7	77.3	80.2	(2.9)
Corporate	—	—	—	(15.2)	(5.1)	(10.1)

Total	$366.9	$343.2	$23.7	62.1	75.1	(13.0)

Depreciation and amortization				(49.9)	(48.5)	(1.4)

Income from operations				$12.2	$26.6	$(14.4)

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 11 for a discussion of Segment EBITDA.

      TABLE 11

AFFINION GROUP HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions)

Set forth below is a reconciliation of Holdings’ consolidated net cash provided by operating activities for the twelve months ended March 31, 2011 and three months ended March 31, 2011 and 2010 to Holdings’ Adjusted EBITDA.

	For the Twelve Months Ended March 31, 2011 (a)	For the Three Months Ended March 31,

		2011	2010
Net cash provided by operating activities	$26.7	$8.3	$60.1
Interest expense, net	192.6	46.1	45.3
Income tax expense	14.1	4.5	3.2
Amortization of favorable and unfavorable contracts	1.9	0.3	0.6
Amortization of debt discount and financing costs	(12.2)	(2.5)	(3.0)
Preferred stock dividend and accretion	(3.9)	(0.4)	(1.1)
Unrealized loss on interest rate swaps	(2.8)	(0.6)	(0.7)
Deferred income taxes	—	(2.5)	(9.5)
Payment received for assumption of loyalty points program liability	(6.5)	—	—
Payment of in-kind interest upon redemption of debt securities	12.8	—	—
Changes in assets and liabilities	35.3	11.8	(17.5)
Effect of the Apollo Transactions, reorganizations, certain legal costs and net cost savings (b)	43.4	14.5	(0.4)
Other, net (c)	30.4	16.6	5.7

Adjusted EBITDA, excluding Connexions and Webloyalty (d)(e)	331.8	$96.1	$82.7

Effect of the Connexions and Webloyalty acquisitions (f)	83.9

Adjusted EBITDA, including Connexions and Webloyalty (g)	$415.7

(a)

Represents consolidated financial data for the year ended December 31, 2010, minus consolidated financial data for the three months ended March 31, 2010, plus consolidated financial data for the three months ended March 31, 2011.

(b)	Eliminates the effect of the Apollo Transactions and purchase accounting related to the Webloyalty acquisition, legal costs for certain legal matters and costs associated with severance incurred.
(c)

Eliminates (i) net changes in certain reserves, (ii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iii) the loss from an investment accounted for under the equity method, (iv) costs related to acquisitions and (v) consulting fees paid to Apollo.

(d)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as a alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or an indicator of operating performance.

(e)

Adjusted EBITDA, excluding Connexions and Webloyalty, does not give pro forma effect to our acquisition of (i) Connexions that was completed in the third quarter of 2010 and (ii) Webloyalty that was completed in the first quarter of 2011. However, we do make such accretive pro forma adjustments for Connexions and Webloyalty as if such acquisitions had occurred on April 1, 2010 in calculating the Adjusted EBITDA under Affinion’s amended and restated senior secured credit facility, the indentures governing Affinion’s 7.875% senior notes and senior subordinated notes and the Affinion Holdings senior notes.

(f)	Gives effect to the completion of the Connexions and Webloyalty acquisitions as if they had occurred on April 1, 2010.
(g)

Adjusted EBITDA, including Connexions and Webloyalty, gives pro forma effect to our acquisition of Connexions that was completed in the third quarter of 2010 and our acquisition of Webloyalty that was completed in the first quarter of 2011, as if such acquisitions had occurred on April 1, 2010.

  TABLE 11 - cont’d

Set forth below is a reconciliation of Holdings’ consolidated net loss attributable to Affinion Group Holdings, Inc. for the twelve months ended March 31, 2011 and the three months ended March 31, 2011 and 2010 to Holdings’ Adjusted EBITDA.

	For the Twelve Months Ended March 31, 2011 (a)	For the Three Months Ended March 31,

		2011	2010
Net loss attributable to Affinion Group Holdings, Inc.	$(212.1)	$(45.0)	$(24.0)
Interest expense, net	192.6	46.1	45.3
Income tax expense	14.1	4.5	3.2
Non-controlling interest	0.9	0.2	0.3
Other (income) expense, net	—	(0.1)	1.8
Loss on redemption of preferred stock	6.5	6.5	—
Loss on extinguishment of debt	39.7	—	—
Depreciation and amortization	196.6	49.9	48.5
Effect of the Apollo Transactions, reorganizations, and non-recurring revenues and gains (b)	6.5	10.7	(1.7)
Certain legal costs (c)	26.8	0.8	0.8
Net cost savings (d)	10.1	3.0	0.5
Other, net (e)	50.1	19.5	8.0

Adjusted EBITDA, excluding Connexions and Webloyalty (f) (g)	331.8	$96.1	$82.7

Effect of the Connexions and Webloyalty acquisitions (h)	83.9

Adjusted EBITDA, including Connexions and Webloyalty (i)	$415.7

(a)

Represents consolidated financial data for the year ended December 31, 2010, minus consolidated financial data for the three months ended March 31, 2010, plus consolidated financial data for the three months ended March 31, 2011.

(b)

Effect of the Apollo Transactions, reorganizations and non-recurring revenues and gains - represents the elimination of the effect of the Apollo Transactions and purchase accounting related to the Webloyalty acquisition.

(c)	Certain legal costs - represents the elimination of legal costs for certain legal matters.
(d)	Net costs savings - represents the elimination of costs associated with severance incurred.
(e)

Other, net - represents the elimination of (i) net changes in certain reserves, (ii) share-based compensation expense, including payments to option holders, (iii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) costs related to acquisitions, (vi) consulting fees paid to Apollo, and (vii) facility exit costs.

(f)

Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP, and Adjusted EBITDA may not be comparable to similarly titled measure of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or an indicator of operating performance.

(g)

Adjusted EBITDA, excluding Connexions and Webloyalty, does not give pro forma effect to our acquisition of (i) Connexions that was completed in the third quarter of 2010 and (ii) Webloyalty that was completed in the first quarter of 2011. However, we do make such accretive pro forma adjustments for Connexions and Webloyalty as if such acquisitions had occurred on April 1, 2010 in calculating the Adjusted EBITDA under Affinion’s amended and restated senior secured credit facility, the indentures governing Affinion’s 7.875% senior notes and senior subordinated notes and the Affinion Holdings senior notes.

(h)	Gives effect to the completion of the Connexions and Webloyalty acquisitions as if they had occurred on April 1, 2010.
(i)

Adjusted EBITDA, including Connexions and Webloyalty, gives pro forma effect to our acquisition of Connexions that was completed in the third quarter of 2010 and our acquisition of Webloyalty that was completed in the first quarter of 2011, as if such acquisitions had occurred on April 1, 2010.

Set forth below is a reconciliation of Holdings’ consolidated net loss for the twelve months ended March 31, 2011 and the three months ended March 31, 2011 and 2010 to Holdings’ Segment EBITDA.

	For the Twelve Months Ended March 31, 2011 (a)	For the Three Months Ended March 31,

		2011	2010
Net loss attributable to Affinion Group Holdings, Inc.	$(212.1)	$(45.0)	$(24.0)
Interest expense, net	192.6	46.1	45.3
Income tax expense	14.1	4.5	3.2
Non-controlling interest	0.9	0.2	0.3
Loss on redemption of preferred stock	6.5	6.5	—
Other expense (income), net	—	(0.1)	1.8
Loss on extinguishment of debt	39.7	—	—
Depreciation and amortization	196.6	49.9	48.5

Segment EBITDA	$238.3	$62.1	$75.1

(a)

Represents consolidated financial data for the year ended December 31, 2010, minus consolidated financial data for the three months ended March 31, 2010 plus consolidated financial data for the three months ended March 31, 2011.